EXHIBIT 32

 Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Fresca Worldwide Trading Corp. (the "Company") for the quarter June 30, 2009, I,   Robert Gates  , Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 14, 2009

Fresca Worldwide Trading Corp.

By:

 /s/ Joseph Meuse

Title

CEO